UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

Resolute Holdings Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42458	33-1246734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 5B New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 256-8405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RHLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Agreement.

The information set forth under Item 2.03 below is incorporated by reference herein.

Item 2.02    Results of Operations and Financial Condition.

On May 7, 2026, Resolute Holdings Management, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On May 7, 2026, the Company entered into a Second Amendment (the “Credit Agreement Amendment”), to the Company’s existing Credit Agreement, dated as of February 20, 2026 (as amended by that certain Incremental Amendment, dated as of March 18, 2026, the “Existing Credit Agreement,” and as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”), by and among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and the other parties named therein. The Credit Agreement Amendment provides for (i) new term loan commitments in an aggregate principal amount of $60 million (the “Term Loans”) which may be funded within three (3) business days after the effective date of the Credit Agreement Amendment (the “Term Loan Funding Date”) and (ii) certain other amendments to the Existing Credit Agreement, including, among other things, the reallocation of the revolving commitments among the lenders, which aggregate amount remains $40 million, substantially concurrently with the funding of the Term Loans on the Term Loan Funding Date.

Under the terms of the Amended Credit Agreement, borrowings of the Term Loans bear interest at a fluctuating rate per annum equal to, at the Company’s option, (i) a rate equal to the highest of (a) the rate of interest last quoted by the Wall Street Journal as the prime rate in the U.S., (b) the Federal Reserve Bank of New York Rate in effect on such day plus one-half of 1%, and (c) the Term SOFR rate for a one-month interest period commencing two (2) business days prior to such day plus 1.00% (provided that in no event shall such rate be less than 0.00% per annum), in each case plus an applicable margin initially equal to 1.50% per annum, with step-downs to 1.25% and 1.00% per annum based on the Company’s Funded Indebtedness to EBITDA Ratio, or (ii) a Term SOFR based benchmark rate for the applicable interest period (provided that in no event shall such Term SOFR rate be less than 0.00% per annum) plus an applicable margin initially equal to 2.50% per annum, with step-downs to 2.25% and 2.00% per annum based on the Company’s Funded Indebtedness to EBITDA Ratio. Borrowings under the revolving credit facility bear interest at the same rates and margins as the Term Loans. The Term Loans mature on the third anniversary of the effective date of the Credit Agreement Amendment and amortize in quarterly installments, commencing September 30, 2026.

The parties to the Amended Credit Agreement continue to have the same obligations set forth in the Existing Credit Agreement, the material terms of which are otherwise unchanged. The foregoing description of the Credit Agreement Amendment and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement Amendment, a copy of which will be filed as an exhibit to the Company’s next periodic report and which and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 7, 2026, issued by Resolute Holdings Management, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 7, 2026

RESOLUTE HOLDINGS MANAGEMENT, INC.

By:	/s/ Kurt Schoen
Name:	Kurt Schoen
Title:	Chief Financial Officer